EXHIBIT 10.19

                           GLENAYRE ELECTRONICS, INC.
                           DEFERRED COMPENSATION PLAN

SECTION 1. PURPOSE OF PLAN

The purpose of the Glenayre Electronics, Inc. Deferred Compensation Plan (the "Plan") is to permit certain executives and managerial employees of Glenayre Electronics, Inc. (the "Company") to elect to defer receipt of a portion of their annual compensation, thereby giving them flexibility in their personal tax and financial planning. In addition, amounts of compensation deferred hereunder will provide additional death and retirement benefits for such participating employees.

The Plan is intended to qualify as an unfunded, deferred compensation plan for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

The obligation of the Company to make payments under this Plan constitutes solely an unsecured (but legally enforceable) promise of the Company to make such payments, and no person, including any employee, shall have any lien, prior claim or other security interest in any property of the Company as a result of this Plan. Rather, any employee participating in the Plan shall have the status of a general unsecured creditor of the Company. It is the intention of the parties hereunder that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company shall be the sole owner and beneficiary of any account provided for herein and any property used to measure such account shall remain the sole and exclusive property of the Company.

SECTION 2. ELIGIBLE EMPLOYEES

The employees eligible to participate in the Plan (the "Participants") shall be the employees from time to time designated by the Company's Board of Directors and enumerated under Schedule I annexed hereto.

SECTION 3. ELECTION TO DEFER

Each calendar year, a Participant may elect to reduce and defer a specified percentage of his or her "Compensation" (as hereinafter defined) for the next following calendar year. Any elections so made shall be binding for the next following calendar year only, and must be renewed or revised on or before the December 31 preceding any succeeding calendar year.

All elections made under this Section 3 shall be subject to such rules and procedures as may be established by the Company's Board of Directors from time to time.
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SECTION 4. COMPENSATION

Compensation shall mean the base compensation and any bonuses and/or commissions to be paid to a Participant by the Company for the calendar year.

SECTION 5. MANNER OF ELECTION

A compensation reduction election made by a Participant pursuant to this plan shall be made in writing by executing such form(s) as the Company's Board of Directors shall from time to time prescribe. In this regard, each Participant shall be required to make separate elections with respect to his or her base compensation and any bonus to be paid on his or her behalf.

SECTION 6. PERIOD OF DEFERRAL

Amounts deferred pursuant to this Plan shall be paid to the Participant, in accordance with Section 7 below, upon the first to occur of the following:

                  (i) Voluntary or involuntary termination of employment with the Company; or

                  (ii)      Determination of total disability pursuant to
                            Section 8 below; or

                  (iii)     Retirement (on or after age 65); or

                  (iv) Such other date as may be elected by the Participant prior to his or her initial date of participation in the Plan

SECTION 7. MANNER OF PAYMENT

The amounts deferred by each Participant pursuant to Section 3 shall be invested equally among the mutual funds selected by the Company and identified on
Schedule II annexed hereto. All dividends and capital gain distributions of any such mutual funds shall also be reinvested in the applicable fund. The amount payable to a Participant under this Plan shall be equal to the value of the mutual funds in which such Participant's deferred amounts are invested as of the distribution date(s) identified below.

The amount determined above shall be distributed to the Participant in annual installments over a period elected by the Participant prior to his or her initial date of participation in the Plan. The first annual installment shall be made on the first day of the second calendar month following the date of the Participant's retirement or other termination of employment, or on the date otherwise elected by the Participant pursuant to Section 6 (iv) above. Each subsequent annual installment, if any, shall be made on the twelve (12)-month anniversary of that date. Distributions under the Plan shall be made proportionately from the mutual funds in which the Participant's account is invested as of the date of distribution.

Notwithstanding the foregoing provisions of this Section 7, if the total amount payable to a Participant following his retirement or other termination of employment (or on the date otherwise elected by the Participant pursuant to Section 6 (iv) above) is $10,000 or less, distribution of such amount shall automatically be made, in a single lump-sum payment, within thirty (30) days


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following the Participant's retirement or other termination of employment (or on the date otherwise elected by the Participant pursuant to Section 6 (iv) above).

SECTION 8. TOTAL DISABILITY

For purposes of this Plan, a Participant shall be deemed totally disabled if the Board of Directors of the Company shall find on the basis of medical evidence satisfactory to the Board, that the Participant is totally disabled, mentally or physically, so as to be prevented from reasonably performing the services required of him or her in his or her then current position with the Company.

SECTION 9. BENEFICIARY DESIGNATION

A Participant may designate a beneficiary to receive any amount payable under the Plan in the event of the Participant's death. In the absence of any such designation, or if the designated beneficiary fails to survive the Participant, the Participant's surviving spouse, if living, or, if none, the Participant's estate shall be deemed to be the Participant's beneficiary.

In the event a Participant shall die while employed by the Company, or after his or her retirement or other termination of employment, but prior to the date distribution of any benefit hereunder shall have been made or commenced, the amount determined under Section 7 above shall be distributed to the Participant's beneficiary in a lump-sum payment. Distribution of such amount shall be made within thirty (30) days following the Participant's death.

SECTION 10.  VESTING

Subject to the claims of the creditors of the Company, a Participant shall at times have a nonforteitable (vested) right to his or her account under this Plan.

SECTION 11.  AMENDMENT

The Company, by resolution of its Board of Directors, or any committee thereof having responsibility for the Plan, shall have the right to amend, suspend, or terminate this Plan at any time. The Company, by resolution of its Board of Directors or any committee thereof having responsibility for the Plan, also has the right at any time, and in its sole discretion, to change the mutual funds identified on Schedule II.

SECTION 12.  NO LIABILITY

No member of the Board of Directors of the Company and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of this Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.
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SECTION 13.  NO ASSIGNMENT

A Participant's right to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's beneficiary.

SECTION 14.  SUCCESSORS AND ASSIGNS

The provisions of this Plan are binding upon and inure to the benefit of the Company, its successors and assigns, and the Participant, his or her beneficiaries, heirs, legal representatives and assigns.

SECTION 15.  NO CONTRACT OF EMPLOYMENT

Nothing contained herein shall be construed as a contract of employment between a Participant and the Company, or as a right of the Participant to continue in employment with the Company, or as a limitation of the right of the Company to discharge the Participant at any time, with or without cause.

SECTION 16.  GOVERNING LAW

This Plan shall be subject to and construed in accordance with the provisions of ERISA, where applicable, and otherwise by the laws of the State of North Carolina.



IN WITNESS WHEREOF, the Company, by its duly authorized officer, has caused this Plan to be executed as of the 31st day of December, 1995.


                                           GLENAYRE ELECTRONICS, INC.


                                           By    s/Stanley Ciepcielinski
                                                    Authorized Officer


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                                   SCHEDULE I

THE FOLLOWING EMPLOYEES OF THE COMPANY ARE ELIGIBLE TO PARTICIPATE IN THE PLAN FOR THE 1997 CALENDAR YEAR:

MICHAEL J. GRESHAM
LEE M. ELLISON
KERRY L. HEAGLE
ERIC L. WHITE
BEVERLEY W. COX
DAN CASE
JAMES R. MECKSTROTH
STAN CIEPCIELINSKI
KEN THOMPSON
RAY ARDIZZONE
JOHN REYNOLDS
TOM ALLEN
WAYNE N. GREENBERG
JAMES W. MARION
EUGENE C. PRIDGEN
AMIR H. ZOUFONOUN


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                                   SCHEDULE II

Pursuant to Section 7 hereof, effective January 1, 1996, each Participant's account under the Plan shall be deemed to be invested equally among the following mutual funds:

         o         MainStay Capital Appreciation Fund
         o         MainStay Value Fund
         o         MainStay Total Return Fund
         o         MainStay Convertible Fund


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